                                                                                     Exhibit 11.1

                       Bell & Howell Company and Subsidiaries
                      Computation of Earnings per Common Share
              (Dollars and shares in thousands, except per share data)
                                    (Unaudited)
                                                 Thirteen Weeks         Thirty-Nine Weeks
                                                     Ended                    Ended
                                               --------------------    ---------------------
                                               Sept. 28,   Sept. 27,   Sept. 28,   Sept. 27,
                                                 1996        1997        1996        1997
                                               --------    --------    --------    --------
   Net earnings (loss):

     Earnings before extraordinary items       $ 4,823     $ 6,477     $10,020     $ 13,137

     Extraordinary losses                           --      (9,678)     (2,585)     (10,650)
                                                ------      ------      ------      -------
     Net earnings (loss)                       $ 4,823     $(3,201)    $ 7,435     $  2,487
                                                ======      ======      ======      =======

     Average number of common shares and
     equivalents outstanding:

       Primary                                  18,545      18,908      18,584       18,585

       Fully diluted                            18,571      18,951      18,591       18,700

     Net earnings (loss) per common share:

      Primary:

      Earnings before extraordinary
       items                                   $  0.26     $  0.34     $  0.54     $   0.71
      Extraordinary losses                          --       (0.51)      (0.14)       (0.58)
                                                ------      ------      ------      -------
      Net earnings (loss) per common share     $  0.26     $ (0.17)    $  0.40     $   0.13
                                                ======      ======      ======      =======

      Fully diluted:

      Earnings before extraordinary
       items                                   $  0.26    $  0.34     $  0.54     $   0.70
      Extraordinary losses                          --      (0.51)      (0.14)       (0.57)
                                                ------      ------      ------     -------
      Net earnings (loss) per common share     $  0.26    $ (0.17)    $  0.40     $   0.13
                                                ======      ======      ======     =======
